                                                             EXHIBIT 15 (a)(6)
                                    AMENDED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.
                                (Class B Shares)


        Section 1. AIM International Funds, Inc. (the "Fund") on behalf of the series of its common stock set forth in Schedule A to this plan (the "Portfolios"), may act as a distributor of the Class B Shares (the "Shares") of the Portfolios, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").

        Section 2. The Fund may incur as a distributor of the Shares, expenses at the annual rates set forth on Schedule A hereto of the average daily net assets of each class of Shares, subject to any limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

        Section 3. Amounts set forth in Section 2 may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based sales charges or as payments of service fees under a shareholder service arrangement to be established by A I M Distributors, Inc., ("Distributors") as the Fund's distributor in accordance with Section 4, and the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for Distributors' distribution-related services. All amounts expended pursuant to the Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. That portion of the amounts paid under the Plan that is not paid or advanced by Distributors to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge.

        Section 4.

                      (a) Amounts expended by the Fund under the Plan shall be used in part for the implementation by Distributors of shareholder service arrangements with respect to the Shares. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%) per annum of the average daily net assets of the Fund attributable to the Shares owned by the customers of such service provider.

                      (b) Pursuant to this program Distributors may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributors for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: distributing sales literature; answering routine Customer inquiries concerning the Fund and the Shares; assisting Customers in changing dividend options, account designations and addresses, and in enrolling into any of several retirement plans offered in connection with the purchase of Shares; assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions; investing dividends and capital gains distributions automatically in Shares and providing such other information and services as the Fund or the Customer may reasonably request.

                      (c) Distributors may also enter into agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide shareholder services to their customers as set forth in the Bank Agreements from time to time.

                      (d) Distributors may also enter into agreements substantially in the form attached hereto as Exhibit C ("401(k) Service Agreements") with selected providers of 401(k) plans. Such plan providers will provide services to their customers as set forth in the 401(k) Service Agreements from time to time.

                      (e) Distributors may also enter into Shareholder Service Agreements substantially in the form attached hereto as Exhibit D ("Bank Trust Department Agreements") with selected bank trust departments. Such bank trust departments will provide shareholder services to their customers as set forth in the Bank Trust Department Agreements.

        Section 5. This Plan shall not take effect, with respect to the Shares of each Portfolio, until it has been approved by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Shares.

        Section 6. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Directors of the Fund and (b) those directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

        Section 7. Unless sooner terminated pursuant to Section 9, this Plan shall continue in effect until June 30, 1995 and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 6.

        Section 8. Distributors shall provide to the Fund's Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

        Section 9. This Plan may be terminated, with respect to the Shares of each Portfolio, at any time by vote of a majority of the Dis-interested Directors, or by vote of a majority of the outstanding voting securities of the Shares of such Portfolios; provided, however, that if this Plan is terminated, the obligation of the Fund to make payments pursuant to this Plan will continue, and the Fund will be required to make payments hereunder beyond the termination date with respect to expenses incurred in connection with the Shares of each Portfolio sold prior to the termination date.

        Section 10. Any agreement related to this Plan shall be made in writing, and shall provide:

                      (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Dis-interested Directors or by a vote of the outstanding voting securities of the Shares of each Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

                      (b) that such agreement shall terminate automatically in the event of its assignment.

        Section 11. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 6 hereof.




                                        AIM INTERNATIONAL FUNDS, INC.
                                        (on behalf of its Class B Shares)



          /s/ NANCY L. MARTIN                /s/ ROBERT H. GRAHAM
Attest:   _________________________     By:  _________________________
          Assistant Secretary                    President


Effective as of September 10, 1994, as amended.

                                 SCHEDULE A TO
                          MASTER DISTRIBUTION PLAN OF
                         AIM INTERNATIONAL FUNDS, INC.
                                (CLASS B SHARES)



                                                                                               MAXIMUM
                                                   ASSET BASED              SERVICE            AGGREGATE
FUND                                               SALES CHARGE              FEE                  FEE
-------------------------------------------------------------------------------------------------------
AIM Global Aggressive Growth Fund                      0.75%                 0.25%                 1.00%

AIM Global Growth Fund                                 0.75%                 0.25%                 1.00%

AIM Global Income Fund                                 0.75%                 0.25%                 1.00%

AIM International Equity Fund                          0.75%                 0.25%                 1.00%

                                                                       EXHIBIT A





                                 SHAREHOLDER SERVICE AGREEMENT
[LOGO APPEARS HERE]              FOR SALE OF SHARES
A I M Distributors, Inc.         OF THE AIM MUTUAL FUNDS


This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the AIM-managed mutual funds (or designated classes of such funds) listed on Schedule A to this Agreement (the "Funds"), under a Distribution Plan (the "Plan") adopted pursuant to said Rule. This Agreement, being made between A I M Distributors, Inc. ("Distributors"), solely as agent for the Funds, and the undersigned authorized dealer, defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Plan adopted by each of the Funds. The Plan and the Agreement have been approved by a majority of the directors of each of the Funds, including a majority of the directors who are not interested persons of such Funds, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Dis-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgement and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit such Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of each of such Funds' (or applicable class of such Funds) outstanding securities, as defined in the 1940 Act.

 1 To the extent that you provide distribution-related continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds, including but not limited to, distributing sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, accounting designation and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Fund's shares, assisting in the estabishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares and providing such other services as the Funds or the customer may reasonably request, we, solely as agent for the Funds, shall pay you a fee periodically or arrange for such fee to be paid to you.

 2 The fee paid with respect to each Fund will be calculated at the end of each payment period (as indicated in Schedule A) for each business day of the Fund during such payment period at the annual rate set forth in Schedule A as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation
    Date shown for such Fund on Schedule A. Fees calculated in this manner shall be paid to you only if your firm is the dealer of record at the close of business on the last business day of the applicable payment period, for the account in which such shares are held (the "Subject Shares"). In cases where Distributors has advanced payment to you of the first year's fee for shares sold at net asset value and subject to contingent deferred sales charge, no additional payments will be made to you during the first year the Subject Shares are held.

 3 The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to you within 45 days after the close of such period.

 4 We reserve the right to withhold payment with respect to the Subject Shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

 5 This Agreement does not require any broker-dealer to provide transfer agency and recordkeeping related services as nominee for its customers.

 6 You shall furnish us and the Funds with such information as shall reasonably be requested either by the directors of the Funds or by us with respect to the fees paid to you pursuant to this Agreement.

 7 We shall furnish the directors of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

 8 Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds, and you shall have no authority to act as agent for the Funds or for Distributors.

 9 We may enter into other similar Shareholder Service Agreements with any other person without your consent.

10 This Agreement and Schedule A may be amended at any time without your consent by Distributors mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

11 This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are Dis-interested Directors or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Fund's Distribution Agreement with us, the Selected Dealer Agreement between your firm and us or the Fund's Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

12 The provisions of the Distribution Agreement between any Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the directors, including a majority of the Dis-interested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address of Distributors as shown at the bottom of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13 You represent that you provide to your customers who own shares of the Funds personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that you will continue to accept payments under this Agreement only so long as you provide such services.

14 This Agreement shall be construed in accordance with the laws of the State of Texas.

                             A I M DISTRIBUTORS, INC.

                                   /S/ MICHAEL J. CEMO
Date:________________        By: X____________________________________________


The undersigned agrees to abide by the foregoing terms and conditions.

Date:________________        By: X____________________________________________
                                   Signature

                                  ____________________________________________
                                   Print Name                  Title

                                  ____________________________________________
                                   Dealer's Name

                                  ____________________________________________
                                   Address

                                  ____________________________________________
                                   City             State              Zip

                             Please sign both copies and return one copy of each to:

                             A I M Distributors, Inc.
                             11 Greenway Plaza, Suite 1919
                             Houston, Texas 77046-1173

                                 SCHEDULE "A"
[LOGO APPEARS HERE]              SHAREHOLDER SERVICE AGREEMENT
A I M Distributors, Inc.


          Fund                                 Fee Rate*        Plan Calculation Date
-------------------------------------------------------------------------------------
AIM Aggressive Growth Fund                       0.25           July 1, 1992
AIM Balanced Fund A Shares                       0.25           October 18, 1993
AIM Balanced Fund B Shares                       0.25           October 18, 1993
AIM Charter Fund                                 0.25           November 18, 1986
AIM Constellation Fund                           0.25           September 9, 1986
AIM Global Aggressive Growth Fund A Shares       0.50           September 15, 1994
AIM Global Aggressive Growth Fund B Shares       0.25           September 15, 1994
AIM Global Growth Fund A Shares                  0.50           September 15, 1994
AIM Global Growth Fund B Shares                  0.25           September 15, 1994
AIM Global Income Fund A Shares                  0.50           September 15, 1994
AIM Global Income Fund B Shares                  0.25           September 15, 1994
AIM Government Securities Fund A Shares          0.25           July 1, 1992
AIM Government Securities Fund B Shares          0.25           September 1, 1993
AIM Growth Fund A Shares                         0.25           July 1, 1992
AIM Growth Fund B Shares                         0.25           September 1, 1993
AIM High Yield Fund A Shares                     0.25           July 1, 1992
AIM High Yield Fund B Shares                     0.25           September 1, 1993
AIM Income Fund A Shares                         0.25           July 1, 1992
AIM Income Fund B Shares                         0.25           September 1, 1993
AIM International Equity Fund A Shares           0.25           May 21, 1992
AIM International Equity Fund B Shares           0.25           September 15, 1994
AIM Limited Maturity Treasury Shares             0.15           December 2, 1987
AIM Money Market Fund A Shares                   0.25           October 18, 1993
AIM Money Market Fund B Shares                   0.25           October 18, 1993
AIM Money Market Fund C Shares                   0.25           October 18, 1993
AIM Municipal Bond Fund A Shares                 0.25           July 1, 1992
AIM Municipal Bond Fund B Shares                 0.25           September 1, 1993
AIM Tax-Exempt Bond Fund of Connecticut          0.25           July 1, 1992
AIM Tax-Exempt Cash Fund                         0.10           July 1, 1992
AIM Utilities Fund A Shares                      0.25           July 1, 1992
AIM Utilities Fund B Shares                      0.25           September 1, 1993
AIM Value Fund A Shares                          0.25           July 1, 1992
AIM Value Fund B Shares                          0.25           October 18, 1993
AIM Weingarten Fund                              0.25           September 9, 1986


*Frequency of Payments: Quarterly, B share payments begin after an initial
 12 month holding period.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

                                                                      EXHIBIT B


[LOGO APPEARS HERE]            BANK SHAREHOLDER
A I M Distributors, Inc.       SERVICE AGREEMENT



We desire to enter into an Agreement with A I M Distributors, Inc. (the "Company") acting as agent for the "AIM Funds", for servicing of our agency clients who are shareholders of, and the administration of such shareholder accounts in the shares of the AIM Funds (hereinafter referred to as the "Shares"). Subject to the Company's acceptance of this Agreement, the terms and conditions of this Agreement shall be as follows:

 1 We shall provide continuing personal shareholder and administration services for holders of the Shares who are also our clients. Such services to our clients may include, without limitation, some or all of the following: answering shareholder inquiries regarding the Shares and the AIM Funds; performing subaccounting; establishing and maintaining shareholder accounts and records; processing and bunching customer purchase and redemption transactions; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by us; forwarding applicable AIM Funds prospectuses, proxy statements, reports and notices to our clients who are holders of Shares; and such other administrative services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulations to provide such services. We represent that we shall accept fees hereunder only so long as we continue to provide personal shareholder services to our clients.

 2 Shares purchased by us as agents for our clients will be registered (choose one) (in our name or in the name or in the name of our nominee) (in the names of our clients). The client will be the beneficial owner of the Shares purchased and held by us in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. We agree to transmit to the AIM Funds' transfer agent in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client any proxy statements, periodic shareholder reports and other communications received from the Company by us on behalf of our clients. The Company agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required by applicable law or regulation. We agree to transfer record ownership of a client's Shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

 3  Within five (5) business days of placing a purchase order we agree to send
    (i) a cashiers check to the Company, or (ii) a wire transfer to the AIM Funds' transfer agent, in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by the Company.

 4 We agree to make available to the Company, upon the Company's request, such information relating to our clients who are beneficial owners of Shares and their transactions in such Shares as may be required by applicable laws and regulations or as may be reasonably requested by the Company. The names of our customers shall remain our sole property and shall not be used by the Company for any other purpose except as needed for servicing and information mailings in the normal course of business to holders of the Shares.

 5 We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

 6 Except as may be provided in a separate written agreement between the Company and us, neither we nor any of our employees or agents are authorized to assist in distribution of any of the AIM Funds' shares except those contained in the then current Prospectus applicable to the Shares; and we shall have no authority to act as agent for the Company or the AIM Funds. Neither the AIM Funds, A I M Advisors, Inc. nor A I M Distributors, Inc. will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients.

 7 In consideration of the services and facilities described herein, we shall receive from the Company on behalf of the AIM Funds an annual service fee, payable at such intervals as may be set forth in Schedule A hereto, of a percentage of the aggregate average net asset value of the Shares owned beneficially by our clients during each payment period, as set forth in Schedule A hereto. We understand that this Agreement and the payment of such service fees has been authorized and approved by the Boards of Directors/Trustees of the AIM Funds, and is subject to limitations imposed by the National Association of Securities Dealers, Inc. In cases where the Company has advanced payments to us of the first year's fee for shares sold with a contingent deferred sales charge, no payments will be made to us during the first year the subject Shares are held.

 8 The AIM Funds reserve the right, at their discretion and without notice, to suspend the sale of any Shares or withdraw the sale of Shares.

 9 We understand that the Company reserves the right to amend this Agreement or Schedule A hereto at any time without our consent by mailing a copy of an amendment to us at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless we elect to terminate this Agreement within thirty (30) days of our receipt of such amendment.

10 This Agreement may be terminated at any time by the Company on not less than 15 days' written notice to us at our principal place of business. We, on 15 days' written notice addressed to the Company at its principal place of business, may terminate this Agreement, said termination to become effective on the date of mailing notice to us of such termination. The Company's failure to terminate for any cause shall not constitute a waiver of the Company's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assigment, the term "assignment" for this purpose having the meaning defined in
    Section 2(a)(4) of the Investment Company Act of 1940, as amended.

11 All communications to the Company shall be sent to it at Eleven Greenway Plaza, Suite 1919, Houston, Texas, 77046-1173. Any notice to us shall be duly given if mailed or telegraphed to us at this address shown on this Agreement.

12 This Agreement shall become effective as of the date when it is executed and dated below by the Company. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

                             A I M DISTRIBUTORS, INC.

                                   /S/ MICHAEL J. CEMO
Date:________________        By: X____________________________________________


The undersigned agrees to abide by the foregoing terms and conditions.

Date:________________        By: X____________________________________________
                                   Signature

                                  ____________________________________________
                                   Print Name                  Title

                                  ____________________________________________
                                   Dealer's Name

                                  ____________________________________________
                                   Address

                                  ____________________________________________
                                   City             State              Zip

                             Please sign both copies and return one copy of each to:

                             A I M Distributors, Inc.
                             11 Greenway Plaza, Suite 1919
                             Houston, Texas 77046-1173

                                 SCHEDULE "A" TO BANK
[LOGO APPEARS HERE]              SHAREHOLDER SERVICE AGREEMENT
A I M DISTRIBUTORS, INC.


          Fund                                 Fee Rate*        Plan Calculation Date
-------------------------------------------------------------------------------------
AIM Aggressive Growth Fund                       0.25           July 1, 1992
AIM Balanced Fund A Shares                       0.25           October 18, 1993
AIM Balanced Fund B Shares                       0.25           October 18, 1993
AIM Charter Fund                                 0.25           November 18, 1986
AIM Constellation Fund A Shares                  0.25           September 9, 1986
AIM Global Aggressive Growth Fund A Shares       0.50           September 15, 1994
AIM Global Aggressive Growth Fund B Shares       0.25           September 15, 1994
AIM Global Growth Fund A Shares                  0.50           September 15, 1994
AIM Global Growth Fund B Shares                  0.25           September 15, 1994
AIM Global Income Fund A Shares                  0.50           September 15, 1994
AIM Global Income Fund B Shares                  0.25           September 15, 1994
AIM Government Securities Fund A Shares          0.25           July 1, 1992
AIM Government Securities Fund B Shares          0.25           September 1, 1993
AIM Growth Fund A Shares                         0.25           July 1, 1992
AIM Growth Fund B Shares                         0.25           September 1, 1993
AIM High Yield Fund A Shares                     0.25           July 1, 1992
AIM High Yield Fund B Shares                     0.25           September 1, 1993
AIM Income Fund A Shares                         0.25           July 1, 1992
AIM Income Fund B Shares                         0.25           September 1, 1993
AIM International Equity Fund A Shares           0.25           May 21, 1992
AIM International Equity Fund B Shares           0.25           September 15, 1994
AIM Limited Maturity Treasury Shares             0.15           December 2, 1987
AIM Money Market Fund A Shares                   0.25           October 18, 1993
AIM Money Market Fund B Shares                   0.25           October 18, 1993
AIM Money Market Fund C Shares                   0.25           October 18, 1993
AIM Municipal Bond Fund A Shares                 0.25           July 1, 1992
AIM Municipal Bond Fund B Shares                 0.25           September 1, 1993
AIM Tax-Exempt Bond Fund of Connecticut          0.25           July 1, 1992
AIM Tax-Exempt Cash Fund                         0.10           July 1, 1992
AIM Utilities Fund A Shares                      0.25           July 1, 1992
AIM Utilities Fund B Shares                      0.25           September 1, 1993
AIM Value Fund A Shares                          0.25           July 1, 1992
AIM Value Fund B Shares                          0.25           October 18, 1993
AIM Weingarten Fund                              0.25           September 9, 1986


*Frequency of Payments: Quarterly, B share payments begin after an initial
 12 month holding period.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

                                                                       EXHIBIT C


                        SERVICE AGREEMENT FOR QUALIFIED
                           DEFINED CONTRIBUTION PLANS


         This Agreement is entered into as of the ____ of ____________, 19____, between [NAME] (the "Plan Provider") and A I M Distributors, Inc. ("The Distributor").

                                    RECITAL
                                    -------
         Plan Provider acts as [trustee/servicing agent] for qualified defined contribution plans. Plan Provider invests and reinvests the Plans assets as specified by an investment adviser, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries ("Participants").

         Plan Provider and Distributor desire to facilitate the purchase and redemption of shares (the "Shares") of the funds listed on Exhibit A hereto (the "Fund" or "Funds"), registered investment companies distributed by Distributor, on behalf of the Plans, through one or more accounts (not to exceed one per Plan) in each Fund (individually an "Account" and collectively the "Accounts"), subject to the terms and conditions of this Agreement. Distributor shall, on behalf of the Funds, pay to Plan Provider a fee in accordance with Exhibit B hereto.

                                   AGREEMENT
                                   ---------
1.       Pricing Information
         -------------------
         Each Fund or its designee will furnish Plan Provider on each business day that the New York Stock Exchange is open for business ("Business Day"), with (i) net asset value information as of the close of trading (currently 4:15 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"), (ii) dividend and capital gains information as it becomes available, and
         (iii) in the case of income Funds, the daily accrual for interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to Plan Provider by 6:00 p.m. Central Time on the same Business Day.

2.       Orders and Settlement
         ---------------------
         Plan Provider will calculate order allocations among designated investment media and transmit to Distributor orders to purchase or redeem Shares for specified Accounts. Plan Provider agrees that orders for net purchases or net redemptions of Shares derived from instructions received in proper form by Plan Provider from Plan Representatives prior to the Close of Trading on any given Business Day will be processed that same evening and transmitted to Distributor or its designee by 9:00 a.m. Central Time on the following Business Day. Plan Provider agrees that payment for net purchases of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Plan Provider or its designee no later than 2:00 p.m. Central Time to a custodial account designated by Distributor. Distributor agrees that payment for net redemptions of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Distributor on the next Business Day after such redemption orders are transmitted to Distributor or its designee no later than 4:00 p.m. Central Time to an account designated by Plan Provider.

         Subject to Plan Provider's compliance with the foregoing, Plan Provider will be considered agent for the Funds and the Business Day on which instructions are received in proper form by Plan Provider from Participants or Plan Representatives by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. Plan Provider will time stamp instructions received from Participants or Plan Representatives and will make such instructions and other records relating to the Services performed hereunder available for audit by Distributor's auditors upon request. Instructions received in proper form by Plan Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

3.       Participant Recordkeeping
         -------------------------
         Recordkeeping and other administrative services to Plan Participants shall be the responsibility of the recordkeeper for the Plans and shall not be the responsibility of the Distributor or its transfer agent. Distributor will recognize each Plan as a single shareholder and as an unallocated account in the Funds, and will not maintain separate accounts for Plan participants.

4.       Account Information
         -------------------
         Distributor will provide Plan Provider (a) daily confirmations of Account activity within five Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account, (b) if requested by Plan Provider, quarterly statements detailing activity in each Account within fifteen Business Days after the end of each quarter, and (c) such other reports as may be reasonably requested by Plan Provider.

5.       Maintenance of Records
         ----------------------
         Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making Shares available to the Plans. Upon the request of Distributor, the Plan Provider shall provide copies of all records relating to the Funds as may reasonably be requested to enable the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization.

6.       Compliance with Laws
         --------------------

         At all times Plan Provider shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement, including but not limited to those applicable to a transfer agent under the Federal securities laws, including, without limitation, all prospectus delivery requirements. The parties agree that Plan Provider may satisfy prospectus delivery requirements by sub-contracting with Plan Representatives. At all times, Distributor and the Funds shall comply with all laws, rules and regulations applicable to them by virtue of entering into this Agreement. The Plan Provider and Plan Representatives, and not the Distributor, shall take such action as may be necessary so that the transactions contemplated by this Service Agreement shall not be "Prohibited Transactions" under section 406 of the Employee Retirement Income Security Act of 1974, or section 4975 of the Internal Revenue Code.

7.       Representations with Respect to the Distributor and the Funds
         -------------------------------------------------------------
         Plan Provider and its agents shall not make representations concerning a Fund or Shares except those contained in the then current prospectus of such Fund, in current sales literature furnished by Distributor to Plan Provider, and in current sales literature created by Plan Provider and submitted to and approved in writing by Distributor prior to its use.

8.       Expenses
         --------
         (a) Each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

         (b) Each Fund shall pay the cost of registration of its shares with the Securities and Exchange Commission and in states where required. Each Fund shall distribute or cause to be distributed to Plan Provider its proxy material, periodic Fund reports to shareholders and other material as such Fund may require to be sent to shareholders. The cost of preparing and printing this material shall be paid by the applicable Fund or Distributor, and the cost of distributing such items shall be borne by Plan Provider or the Plans/Plan Representatives.

9.       Relationship of Parties
         -----------------------
         Except to the extent provided in Section 2, it is understood and agreed that all Services performed hereunder by Plan Provider shall be as an independent contractor and not as an employee or agent of Distributor or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

10.      Use of Names
         ------------
         Except as otherwise expressly provided for in this Agreement, Plan Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of Distributor or the Funds, any affiliate of Distributor, or any products or services sponsored, managed, advised, administered, or distributed by Distributor or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of Distributor. Except as otherwise expressly provided for in this Agreement, neither Distributor nor the Funds shall allow its employees or agents to use the name or logo of Plan Provider, any affiliate of Plan Provider, or any products or services sponsored or offered by Plan Provider or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of Plan Provider.

11.      Termination
         -----------
         This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are "disinterested directors", as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Fund's distribution agreement with the Distributor, or any related agreement thereunder, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

12.      Indemnification
         ---------------
         (a) Plan Provider agrees to indemnify and hold harmless the Distributor, its affiliates, the Funds, the Funds' investment advisers, and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (the "Distributor Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Distributor Indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Plan Provider's negligence or willful misconduct in performing the Services, (ii) any breach by Plan Provider of any material provision of this Agreement, or (iii) any breach by Plan Provider of a representation, warranty or covenant made in this Agreement; and Plan Provider will reimburse the Distributor Indemnitee for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement will be in addition to any liability which Plan Provider may otherwise have.

         (b) Distributor agrees to indemnify and hold harmless Plan Provider and its affiliates, and each of its directors, officers, employees, agents and each person, if any, who controls Plan Provider within the meaning of the Securities Act (the "Plan Provider Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Plan Provider Indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus of a Fund, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, (ii) any breach by Distributor of any material provision of this Agreement, (iii) Distributor's negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or (iv) any breach by Distributor of a representation, warranty or covenant made in this Agreement; and Distributor will reimburse the Plan Provider Indemnitees for any legal or other expenses reasonably incurred, as incurred, by them, in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which Distributor may otherwise have.


13.      Notice
         ------
         Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such other address as each party may give notice to the other.

                 If to Plan Provider, to:
                          [Insert Address]

                 If to Distributor or any Fund, to:
                          Michael J. Cemo, President
                          A I M Distributors, Inc.
                          11 Greenway Plaza, Suite 1919
                          Houston, Texas  77046

                 with a copy to the General Counsel of Distributor.

14.      Governing Law
         -------------
         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements fully executed and to be performed therein.

15.      Additional Representations, Warranties and Covenants
         ----------------------------------------------------
         Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. Plan Provider further represents, warrants, and covenants that:

         (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

         (b) it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is exempt from such registration;

         (c) the arrangements provided for in this Agreement will be disclosed to the Plan Representatives;

         (d) it is not required to be registered as a broker-dealer under the 1934 Act or any applicable state securities laws as a result of entering into and performing the services set forth in this Agreement.

                 Distributor further represents, warrants and covenants, that:

                 (a) it has full power and authority under applicable law, and has taken all action necessary, to enter and perform this Agreement; and

                 (b) it is registered as a broker-dealer under the 1934 Act and any applicable state securities laws; and

                 (c) the Funds' advisor(s) are registered as an investment adviser under the Investment Advisers Act of 1940, the Funds are registered as investment companies under the Investment Company Act of 1940 and Fund Shares are registered under the Securities Act of 1933.

16.      Complete Agreement
         ------------------
         This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

17.      Modification
         ------------
         This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.

18.      Counterparts
         ------------
         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

19.      Assignment
         ----------
         This Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

20.      Survival
         --------
         The provisions of Sections 5, 10, and 12 shall survive termination of this Agreement.

21.      Non-Exclusivity
         ---------------
         Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this ____ day of _________________ 19___.


                          [PLAN PROVIDER]


                          By:
                             ----------------------------------------
                          Print Name:
                                     --------------------------------
                          Title:
                                -------------------------------------

                          DISTRIBUTOR:

                          By:
                             ----------------------------------------
                          Print Name:
                                     --------------------------------
                          Title:
                                -------------------------------------

                                                   EXHIBIT A
                                                   ---------
Class B Shares
--------------
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund

                                         EXHIBIT B
                                         ---------
                 [Up to 0.25% per annum of the average daily net assets of the Fund attributable to the customers of the Plan Provider]

                                                                      EXHIBIT D

                                              AGREEMENT FOR PURCHASE OF SHARES
[AIM LOGO APPEARS HERE]                       OF THE AIM FAMILY OF FUNDS(R)
A I M  Distributors, Inc.
                                              (BANK TRUST DEPARTMENTS)


                                              ________________________, 19_____


A I M Distributors, Inc.
11 Greenway Plaza, Suite 1919
Houston, Texas  77046-1173

Gentlemen:

       We desire to enter into an agreement with A I M Distributors, Inc. ("AIM Distributors"), the distributor of the shares of common stock or beneficial interest of the registered investment companies (the "Funds") listed on Schedule A hereto, which may be amended by AIM Distributors from time to time. This Agreement defines the terms pursuant to which we may purchase shares of common stock or of beneficial interest, as the case may be, of the Funds (the "Shares") from AIM Distributors in connection with the fee-based program made available by us to our clients (the "Fee-Based Program"). In consideration of the mutual covenants stated below, we and AIM Distributors hereby agree as follows:

1. In every transaction, AIM Distributors will act as agent for the Fund and we will act as principal for our own account. We have no authority whatsoever to act as AIM Distributors' agent or as agent for the Funds, Fund Management Company, any other bank or selected dealer or the Funds' transfer agent, and nothing in this Agreement shall serve to appoint us as an agent of any of the foregoing in connection with transactions with our customers or otherwise.

2.     By accepting this Agreement, we agree:
       a.     that we will purchase Shares only from AIM Distributors;
       b. that we will purchase Shares from AIM Distributors only for the purpose of covering purchase orders already received from our customers;
       c. that we will not withhold placing with AIM Distributors orders received from our customers so as to profit ourselves as a result of such withholdings; and
       d. that we are responsible for determining whether Shares are suitable investments for our customers, and that AIM Distributors and Fund Management Company are not responsible for such determination.

3.     We agree that our transactions in Shares will be limited to
       (a) the purchase of Shares from AIM Distributors for resale to our customers, (b) exchanges of Shares between Funds, as permitted by the Funds' then current registration statements (which include the prospectuses) and in accordance with procedures as they may be modified by AIM Distributors from time to time, and (c) transactions involving the redemption of Shares by a Fund or the repurchase of Shares by AIM Distributors as an accommodation to shareholders. Redemptions by a Fund and repurchase by AIM Distributors will be effected

Agreement for Purchase of Shares of
The AIM Family of Funds(R)                                                Page 2

       in the manner and upon the terms described in the then effective prospectus used in connection with the offer and sale of Shares (the "prospectus"). AIM Distributors will, upon our request, assist us in processing such orders for redemptions or repurchases.

4. The procedures relating to the handling of orders shall be subject to instructions which AIM Distributors will forward from time to time to all selected dealers and banks with whom AIM Distributors has entered into a Selected Dealer Agreement or similar agreement. The minimum initial order shall be specified in the Funds' then current prospectuses. All purchase orders are subject to AIM Distributors' receipt of Shares from the appropriate Fund and AIM Distributors' acceptance of such orders.

5. We will purchase Shares from AIM Distributors in connection with the Fee-Based Program at the net asset value of the Shares, and will charge our customers an annual fee as set forth on Schedule B hereto for the asset allocation and similar specialized investment services that we provide to our customers. We will earn no concession or commission from AIM Distributors or the Funds on any sale of Shares. We waive our right to receive service fees on Shares held in any Fee-Based Program customer account.

6. AIM Distributors shall accept orders only on the basis of the current net asset value of the Shares. We agree to place orders in respect of Shares immediately upon the receipt of orders from our customers for the same number of shares. Orders which we receive from our customers shall be deemed to be placed with AIM Distributors when received by AIM Distributors. Orders which we receive prior to the close of business, as defined in the applicable prospectus, and place with AIM Distributors within the time frame set forth in the applicable prospectus shall be priced at the net asset value next computed after they are received by AIM Distributors. AIM Distributors will not accept a conditional order for Shares from us on any basis. All orders shall be subject to confirmation by AIM Distributors and are subject to acceptance or rejection by AIM Distributors in its sole discretion. Following receipt from us of any order to purchase Shares, AIM Distributors shall confirm such order to us in writing.

7. We agree to transfer to AIM Distributors in a timely manner as set forth in the applicable prospectus, federal funds in an amount equal to the amount of all purchase orders placed by us and accepted by AIM Distributors. In the event that AIM Distributors fails to receive such federal funds on such date (other than through the fault of AIM Distributors), we shall indemnify the applicable Fund and AIM Distributors against any expense (including overdraft charges) incurred by the applicable Fund and/or AIM Distributors as a result of the failure to receive such federal funds.

8. If payment is not received within ten (10) business days of AIM Distributors' acceptance of the order, AIM Distributors reserves the right to cancel the sale or, at its option, to sell the Shares to the Funds at the then prevailing net asset value. In this event, or in the event that we cancel the trade for any reason, we agree to be responsible for any loss resulting to the Funds or AIM Distributors from our failure to make payment as aforesaid. We shall not be entitled to any gains generated thereby.

Agreement for Purchase of Shares of
The AIM Family of Funds(R)                                                Page 3


9. In consideration of A I M Fund Services, Inc. ("AFS") honoring redemption requests for shares having a value equal to or greater than $50,000 received by telephone without an accompanying signature guarantee letter of instructions from us, we hereby agree to indemnify and hold harmless A I M Management Group Inc., its affiliates and each investment company which receives services from, or is advised by, A I M Management Group Inc. or its affiliates against losses, including reasonable attorneys' fees, that may arise from the redemption of shares based on instructions received by AFS by telephone that are not accompanied by a signature guarantee letter of instructions as described in the applicable prospectus. Attached hereto as Exhibit A is a certified copy of the resolutions of our Board of Directors/Trustees that authorize certain, specified individuals to make such redemption requests, as well as true and correct specimens of such specified individuals' signatures.

10. Any order placed by us for the repurchase of Shares is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case we agree to be responsible for any loss resulting to the Fund or to AIM Distributors from such cancellation.

11. We will not, without the prior written approval of AIM Distributors, make public references to A I M Management Group Inc. or any of its subsidiaries, or to the Funds or their availability at net asset value. For purposes of this provision, the public does not include our representatives who are actively engaged in promoting this product.
       This prohibition shall not relate to our practice of distributing brochures to the public which contain information about the Fee-Based Program; provided, however, that any such brochure that mentions the Funds shall be submitted to the compliance officer of AIM Distributors for his written approval prior to our use. We shall provide copies to AIM Distributors' compliance officer of any of our regulatory filings that include any reference to A I M Management Group Inc. or its subsidiaries or the Funds. If we should make unauthorized references or representations, we agree to indemnify and hold harmless the Funds, A I M Management Group Inc. and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such references or representations.

12. We agree that we will not make Shares available to our customers except under circumstances that will result in compliance with the applicable federal and state securities and banking laws and that we will not use any advertising or sales literature, as such terms are defined by the National Association of Securities Dealers, Inc. (the "NASD"), of any kind whatsoever with respect to the Funds or A I M Management Group Inc. or its subsidiaries without AIM Distributors' prior written consent and the prior written consent of the appropriate Fund.

13. Sales and exchanges of Shares may only be made in those states and jurisdictions where Shares are registered or qualified for sale to the public. AIM Distributors agrees to advise us currently of the identity of those states and jurisdictions in which the Shares are

Agreement for Purchase of Shares of
The AIM Family of Funds(R)                                                Page 4

       registered or qualified for sale, and we agree to indemnify and hold harmless AIM Distributors, Fund Management Company and/or the Funds from any claims, losses, expenses or liability arising in any way out of or connected in any way with a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

14. AIM Distributors reserves the right, in its discretion, without notice to us, to suspend sales or withdraw any offering of Shares entirely or, upon notice to us, to amend this Agreement. We agree that any order to purchase Shares of the Funds placed by us after notice of any amendment to this Agreement has been sent to us shall constitute our agreement to any such amendment.

15. We shall maintain an omnibus account(s) solely for the clients of the Fee-Based Program. We shall, among other things, be responsible for forwarding tax reporting information, confirmation statements, proxies, annual and semi-annual reports and other materials to each beneficial owner. AIM Distributors will supply us with copies of the prospectuses and statements of additional information of the Funds (including any amendments thereto) in reasonable quantities upon request. We are not required to provide our customers with a current prospectus prior to or at the time such customers purchase Shares or provide any customer who so requests a copy of a Fund's statement of additional information on file with the U.S. Securities and Exchange Commission, or if we are so required, we will provide all our customers with a current prospectus prior to or at the time such customers purchase Shares and provide any customer who so requests a copy of a Fund's statement of additional information on file with the U.S. Securities and Exchange Commission.

16. We represent that we are not required to be registered as a broker-dealer in any states in connection with our activities in such states on behalf of our clients and pursuant to this Agreement, or with the NASD, or that if we are required to be registered as a broker-dealer in any states or with the NASD, that we are registered as such. We represent and warrant that no requirements of the NASD are presently applicable to the Fee-Based Program, and that if any requirements of the NASD become applicable to the Fee-Based Program, it will comply with such requirements. We represent and warrant that the Fee-Based Program will comply with all applicable requirements under the Investment Advisors Act of 1940, as amended, and the prospectus and delivery and other applicable requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

17. We and AIM Distributors agree to abide by the Rules of Fair Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. If we are or become a member of the NASD, our expulsion from the NASD will automatically terminate this Agreement without notice. Our suspension from the NASD or a violation by us of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by us from AIM Distributors.

18. We shall bear all expenses incurred in connection with our activities under this Agreement.

Agreement for Purchase of Shares of
The AIM Family of Funds(R)                                                Page 5


19. AIM Distributors and Fund Management Company are not endorsing, recommending or otherwise involved in providing any of our investment products (including but not limited to the Fee-Based Program). AIM Distributors and Fund Management Company are merely affording us the opportunity to use shares of certain Funds distributed by AIM Distributors as an investment medium for the Fee-Based Program. Consequently, we shall indemnify and hold harmless AIM Distributors, Fund Management Company, the Funds and their affiliates from any claims, losses, expenses or liability arising in any way out of or connected in any way with the use of the Fee-Based Program by our customers.

20. AIM Distributors will coordinate the inclusion of provisions applicable to sales of the Funds in connection with fee-based programs in the appropriate prospectuses of the affected Funds and we will comply with all provisions of the prospectus and statement of additional information of each Fund.

21. The Funds to which this Agreement pertains will be those designated by AIM Distributors as set forth on Schedule A hereto, which may be amended by AIM Distributors from time to time, subject to the provisions of each Fund's then current prospectus and statement of additional information, state and federal securities laws and regulations and applicable rules and regulations of the NASD.

22. All communications sent to AIM Distributors shall be duly given if mailed to A I M Distributors, Inc., 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173. Any notice to us shall be duly given if mailed to us at the address specified by us in this Agreement or to such other address as we shall have designated in writing to AIM Distributors.

23. This Agreement may be terminated at any time by AIM Distributors on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice to AIM Distributors, may terminate this Agreement. AIM Distributors may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. AIM Distributors's failure to terminate for any cause shall not constitute a waiver of AIM Distributors's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assignment by us, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended.

24. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute the same instrument. This Agreement shall not relieve us or AIM Distributors from any obligations either may have under any other agreements between us.

25. This Agreement shall become effective as of the date when it is executed and dated by AIM Distributors.

Agreement for Purchase of Shares of
The AIM Family of Funds(R)                                                Page 6

       The undersigned agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of prospectuses for use in connection with offers and sales of Shares.




                                           ------------------------------------
                                           (Firm Name)


                                           ------------------------------------
                                           (Address)


                                           ------------------------------------
                                           City/State/Zip/County

                                           By:
                                                  -----------------------------

                                           Name:
                                                  -----------------------------

                                           Title:
                                                  -----------------------------

                                           Dated:
                                                  -----------------------------


ACCEPTED:

A I M Distributors, Inc.


By:
          -------------------------

Name:
          -------------------------

Title:
          -------------------------

Dated:
          -------------------------

                     Please sign both copies and return to:
                           A I M Distributors, Inc.
                         11 Greenway Plaza, Suite 1919
                           Houston, Texas  77046-1173

Agreement for Purchase of Shares of
The AIM Family of Funds(R)

                                   SCHEDULE A




AIM Equity Funds, Inc.
          AIM Charter Fund (Retail Class)
          AIM Constellation Fund (Retail Class)
          AIM Weingarten Fund (Retail Class)
          * AIM Aggressive Growth Fund

AIM Funds Group
          AIM Balanced Fund
          AIM Government Securities Fund
          AIM Growth Fund
          AIM High Yield Fund
          AIM Income Fund
          AIM Money Market Fund
          AIM Municipal Bond Fund
          AIM Utilities Fund
          AIM Value Fund

AIM International Funds, Inc.
          AIM International Equity Fund
          AIM Global Aggressive Growth Fund
          AIM Global Growth Fund
          AIM Global Income Fund

AIM Investment Securities Funds
          AIM Adjustable Rate Government Fund
          Limited Maturity Treasury Portfolio

AIM Tax-Exempt Funds, Inc.
          AIM Tax-Exempt Cash Fund
          AIM Tax-Exempt Bond Fund of Connecticut
          Intermediate Portfolio





__________________________________

     *Shares of AIM Aggressive Growth Fund may only be sold to current shareholders who maintain open accounts in AIM Aggressive Growth Fund.

Agreement for Purchase of Shares of
The AIM Family of Funds(R)


                                   SCHEDULE B